EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BioNexus Advances VitaGuard™ Southeast Asia Rollout Following China Working Visit

Meetings in Shanghai and Changzhou link VitaGuard's commercial use in China with BioNexus' Southeast Asian plans and Fidelion's international licensing efforts

KUALA LUMPUR, Malaysia, July 28, 2026 (GLOBE NEWSWIRE) -- BioNexus Gene Lab Corp. (Nasdaq: BGLC) (“BioNexus” or the “Company”) today announced continued progress toward commercializing the VitaGuard™ molecular residual disease (“MRD”) platform in Southeast Asia following a recent working visit to facilities of the Tongshu Gene group (“Tongshu Gene”) in Shanghai and Changzhou, China, led by Dr. Muthu Meyyappan, Chief Commercial Officer of Fidelion Diagnostics Pte. Ltd. (“Fidelion”). The visit combined technical planning with meetings at selected Chinese hospitals where VitaGuard is in paid commercial use.

VitaGuard is a tumor‑naive, fixed‑panel liquid‑biopsy platform that uses next‑generation sequencing to look for circulating tumor DNA (“ctDNA”) associated with MRD in solid tumors. The system combines blood stabilization, cell‑free DNA extraction, targeted sequencing, bioinformatics and reporting that can track molecular changes over time. Unlike patient‑specific tests that first require a panel designed from tumor tissue, VitaGuard uses a fixed panel intended to make repeat blood‑based monitoring simpler to deploy. For BioNexus, the platform offers a direct path into precision oncology in Southeast Asia and, through its investment in Fidelion, exposure to opportunities in other international markets.

During the working sessions, the teams reviewed what will be needed to implement VitaGuard in Southeast Asia under the existing assignment and license agreements. They covered laboratory workflows, documentation, reagents and system requirements, local implementation and commercial coordination.

The teams also discussed routes to market, including territorial licensing, laboratory partnerships, pharmaceutical collaborations and other strategic relationships.

According to Tongshu Gene, VitaGuard is currently used on a paid commercial basis at numerous hospitals across China. Dr. Meyyappan and the Fidelion team visited selected sites and met physicians and laboratory personnel who use the platform. Their feedback was positive and gave the team a closer look at how VitaGuard fits into day‑to‑day workflows. These visits were not a formal clinical evaluation.

“Working alongside the Tongshu Gene team and hearing directly from physicians made the visit especially useful,” said Sam Tan, Chief Executive Officer of BioNexus. “We came away with a better sense of how VitaGuard is being used in China and what it will take to bring it to new markets. BioNexus will lead that effort in Southeast Asia, while Fidelion pursues opportunities elsewhere.”

VitaGuard grew out of the Tongshu Gene group's liquid‑biopsy and molecular‑diagnostics program. Tongshu Gene's work on the platform includes patent filings dating from at least 2018, proprietary reagents and panels, and clinical‑research collaborations. In November 2025, Wuxi Tongshu Biotechnology Co., Limited, the contracting company within the Tongshu Gene group, assigned the VitaGuard intellectual‑property rights outside the People's Republic of China to Fidelion.

1

In the ten Southeast Asian markets specified in BioNexus' license, the Company's exclusive rights cover the use, development, manufacture, marketing, distribution and sale of VitaGuard‑based products and services. BioNexus may also pursue local regulatory approvals and other commercial relationships in those markets and, with Fidelion's prior written consent as required under the license, grant sublicenses.

BioNexus also owns approximately 15% of Fidelion.

Together, the license and investment give BioNexus two paths to participate in VitaGuard's growth: directly through its Southeast Asian business and indirectly through Fidelion's licensing and partnerships elsewhere.

BioNexus has previously said it expects VitaGuard's cost per test to be under US$300, before local pricing, reimbursement and implementation considerations. If achieved, management believes this cost profile could make repeat molecular monitoring more accessible in cost‑sensitive healthcare systems. MRD monitoring can involve testing at several points during and after treatment, creating the potential for repeat test volumes rather than a one‑time diagnostic event. Together, BioNexus' ten licensed markets have a population of more than 680 million people, providing a large regional base as the Company pursues approved indications, clinical adoption and market access.

“VitaGuard gives BioNexus a practical entry into precision oncology,” Mr. Tan continued. “In Southeast Asia, we can build the business under our license. Elsewhere, our investment in Fidelion gives us a stake in the value created as partnerships develop. The China visit moved us from contractual rights to the work of implementation.”

Dr. Meyyappan leads Fidelion's international commercialization program and has spent more than 15 years working across precision oncology, liquid biopsy, MRD testing, genomic analysis, next‑generation sequencing and bioinformatics.

Before joining Fidelion, he held global commercial leadership roles at Menarini Silicon Biosystems, Congenica and Variantyx, as well as senior genomics roles at QIAGEN and BIOBASE. His work has taken him across North America, Europe and Asia, helping bring complex genomic technologies into laboratory and clinical settings.

Dr. Meyyappan holds a Ph.D. in Cancer Biology from the University of Calgary and a Bachelor of Science in Biotechnology from Rochester Institute of Technology.

“Speaking directly with physicians using VitaGuard was especially valuable,” said Dr. Meyyappan. “Their feedback was positive, and seeing the platform in day‑to‑day use gave us practical insight. I have spent much of my career helping laboratories and clinical partners adopt complex genomic technologies, and VitaGuard will require the same disciplined, market‑by‑market approach.”

Following the visit, BioNexus and Fidelion are advancing the transfer and localization of operating documentation, planning for local laboratory verification and validation, and regulatory and commercial preparation in Malaysia and Singapore. Subject to completion of this work and applicable approvals, BioNexus continues to target initial deployment in select Southeast Asian medical hubs during 2026.

At the same time, Fidelion is engaged in discussions with prospective licensing, laboratory, pharmaceutical and commercial partners for markets outside Southeast Asia. No definitive agreement has been executed.

2

Market entry will depend on completing the necessary laboratory, validation and regulatory work. Any future partnership will be subject to negotiation and definitive documentation, with material agreements disclosed as required.

“The visit put the next steps in plain view,” Mr. Tan concluded. “Tongshu Gene brings the technical and manufacturing experience, Fidelion holds the international rights, and BioNexus knows the region. Our job now is to turn that combination into a working Southeast Asian business.”

About BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. (Nasdaq: BGLC) is a technology‑focused company operating across biotechnology, precision diagnostics and specialty materials. Through its subsidiaries, investments and licensing arrangements, the Company is developing new healthcare and life‑science businesses alongside its established operations.

BioNexus holds exclusive commercialization rights for the VitaGuard™ MRD platform in the ten Southeast Asian markets specified in its regional license and an equity interest of approximately 15% in Fidelion Diagnostics.

For more information, please visit www.bionexusgenelab.com.

About Fidelion Diagnostics

Fidelion Diagnostics Pte. Ltd. is a precision‑diagnostics company based in Singapore and focused on developing international markets for VitaGuard. Fidelion holds assigned VitaGuard intellectual‑property rights outside the People's Republic of China and is pursuing licensing, laboratory, clinical and pharmaceutical partnerships.

For more information, please visit www.fideliondx.com.

Forward‑Looking Statements

This press release contains forward‑looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about the continued transfer, localization, verification, validation and operational implementation of VitaGuard; planned laboratory, regulatory and commercialization activities in Southeast Asia, including the timing of initial deployments and the Company's ability to build a regional cancer‑monitoring business; VitaGuard's expected cost profile, potential accessibility, suitability for repeat longitudinal monitoring and potential to generate repeat test volumes; the scale and development of the opportunity in the licensed markets; Fidelion's pursuit of international licensing, laboratory, pharmaceutical and strategic relationships; the ability to apply experience from VitaGuard's commercial use in China to other markets; and the potential strategic or economic value to BioNexus of its Southeast Asian rights and equity interest in Fidelion.

Forward‑looking statements may be identified by words such as “believe,” “expect,” “intend,” “plan,” “advance,” “potential,” “may,” “will,” “positioned,” “opportunity” and similar expressions. These statements reflect management's present expectations based on information currently available and assumptions management believes are reasonable.

Actual future results may differ materially due to factors including completion and localization of technical documentation; laboratory implementation and the ability to complete jurisdiction‑specific analytical verification and clinical validation; differences among product configurations and between the Chinese market and other jurisdictions; the timing and outcome of regulatory reviews; the ability to identify, negotiate and complete agreements with qualified commercial partners; the ability to achieve the expected cost profile; pricing and reimbursement conditions; approved indications, testing frequency and adoption of MRD and liquid‑biopsy technologies in clinical workflows; manufacturing, reagent and supply‑chain readiness; intellectual‑property protection; competition; access to capital; and the performance of contractual counterparties.

Additional risks and uncertainties are described in BioNexus' most recent Annual Report on Form 10‑K, subsequent Quarterly Reports on Form 10‑Q and other filings with the Securities and Exchange Commission. Forward‑looking statements speak only as of the date made, and BioNexus undertakes no obligation to update them except as required by law.

Investor Relations

BioNexus Gene Lab Corp.

ir@bionexusgenelab.com

3